Exhibit 10.19

AMENDMENT NO. 2
TO THE
OMNICOM GROUP INC.
OMNICOM MANAGEMENT INC.
RESTRICTED STOCK DEFERRED COMPENSATION PLAN

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          WHEREAS, Omnicom Group Inc. (“OGI”) and Omnicom Management Inc. (“OMI”) adopted the Restricted Stock Deferred Compensation Plan (the “Plan”); and

          WHEREAS, it is appropriate to amend the Plan for compliance with Section 409A of the Internal Revenue Code of 1986, as amended;

          NOW, THEREFORE, the Plan is hereby amended as set forth below:

FIRST

A new Section 2(e) is added to the Plan to read as follows:

“Cessation of Deferral Elections. Effective January 1, 2009, no deferral elections shall be permitted under this Section 2.”

SECOND

Section 4(a)(1) of the Plan is revised to read as follows:

“Termination of Employment. Distribution in shares of Omnicom Stock no later than January of the year following the Participant’s “separation from service” within the meaning of Section 409A(a)(2)(A)(i) of the Internal Revenue Code of 1986, as amended (the “Code”).”

THIRD

Section 4(b)(1) of the Plan is revised to read as follows:

“Upon a Participant’s death, the amount of the then-current balance credited to his or her Plan Account shall be distributed in Omnicom Stock to the designated beneficiary of the Participant, or if there is no designated beneficiary or such beneficiary does not survive the Participant, such payment shall then be made to the estate of the Participant. The payment shall be made as soon as practicable after the Participant’s death but no later than the later of (i) December 31st of the year of the Participant’s death, or (ii) the fifteenth day of the third calendar month following the Participant’s death.”

FOURTH

The second sentence of Section 4(b)(2) of the Plan is revised to read as follows:

“For purposes hereof, a financial emergency is an “unforeseeable emergency” within the meaning of Treas. Reg. Section 1.409A -3(i)(3).”

FIFTH

A new sentence is added to the end of Section 4(b)(3) to read as follows:

“Notwithstanding the foregoing, no payment shall be made pursuant to this Section 4(b)(3) unless the Change in Control is also regarded as a permissible payment event under Treas. Reg. Section 1.409A-3(a)(5).”

SIXTH

Section 4(d) of the Plan is revised to read as follows:

“Rollover Elections. A Participant may file an additional Deferral Election (a “Rollover Election”) with respect to any Deferred Shares for which a distribution option under Section 4(a)(2) has previously been elected, provided that (1) such Rollover Election is filed at least 12 months before the date specified in the prior Deferral Election (or prior Rollover Election, as applicable), (2) such Rollover Election specifies a distribution date at least 5 years later than the distribution date specified in the prior Deferral Election (or prior Rollover Election, as applicable), and (3) the requirements of Treas. Reg. Section 1.409A-2(b) are otherwise met.”

SEVENTH

A new Section 4(e) is added to the Plan to read as follows:

“Six-Month Delay. Notwithstanding anything to the contrary hereunder, as determined by Omnicom, to the extent this Plan or any provision herein constitutes a “nonqualified deferred compensation plan” under Section 409A(d)(1) of the Code, which provides benefits to a Participant upon the Participant’s “separation from service” under Section 409A(a)(2)(A)(i) of the Code, and the Participant is a “specified employee” under Section 409A(a)(2)(B)(i) of the Code, then any such payment to the Participant shall be delayed for six (6) months following the date of the Participant’s separation from service and any amounts withheld during such six-month period shall be paid once benefits commence.”

EIGHTH

A new Section 5(k) is added to the Plan to read as follows:

“Section 409A. It is intended that this Plan shall be limited, construed and interpreted in accordance with Section 409A of the Code. It is also intended that to the extent that any payment or benefit described hereunder is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Furthermore, notwithstanding anything herein to the contrary, it is intended that any provision in this Plan that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with Section 409A of the Code and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void. No provision in the Plan shall be interpreted or construed to directly or indirectly transfer any liability for a failure to comply with Section 409A of the Code from a Participant or other individual to Omnicom, or any other individual or entity affiliated with Omnicom.”

NINTH

          The foregoing amendments shall not apply to amounts that are earned and vested prior to January 1, 2005.

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          IN WITNESS WHEREOF, OGI has caused this Amendment to be duly executed effective as of January 1, 2009.

OMNICOM GROUP INC.

By:	/s/ Michael J. O’Brien
Name:	Michael J. O’Brien
Title:	Senior Vice President, General Counsel and Secretary